UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities exchange act of 1934

Date of Report (Date of earliest event reported):  February 5, 2010

CENVEO, INC.
(Exact Name of Registrant as Specified in Charter)

Colorado	1-12551	84-1250533
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Canterbury Green, 201 Broad Street, Stamford, CT	06901
(Address of Principal Executive Offices)	(Zip Code)

    Registrant's telephone number, including area code:  (203) 595−3000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

[ ]	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

[ ]	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 1.01Entry into a Material Definitive Agreement

On February 5, 2010, Cenveo Corporation, a wholly-owned subsidiary of Cenveo, Inc. (the “Company” or “us”), completed the issuance and sale of $400 million aggregate principal amount of 8⅞% Senior Second Lien Notes due 2018 (the “Senior Notes”) in a previously announced private offering pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Offering”).

Indenture

The Senior Notes were issued pursuant to an Indenture, dated as of February 5, 2010 (the “Indenture”), by and among the Company, Cenveo Corporation, the other guarantors listed therein (together with the Company, the “Guarantors”) and Wells Fargo Bank, National Association, as Trustee. The Senior Notes will mature on February 1, 2018. The interest on the Senior Notes is payable semi-annually on February 1 and August 1 of each year, beginning August 1, 2010. The Senior Notes will be senior secured obligations of Cenveo Corporation, unconditionally guaranteed by the Guarantors pursuant to a Guarantee issued by the Guarantors. The Senior Notes will be secured by substantially all of the assets of the Company and certain of its North American subsidiaries. Copies of the Indenture and Guarantee are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

In addition, on February 5, 2010, the Company entered into a Registration Rights Agreement among the Company, Cenveo Corporation, the other Guarantors and the initial purchasers listed therein (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, each of Cenveo Corporation and the guarantors of the Senior Notes have agreed to use commercially reasonable efforts to consummate an exchange offer and if required, to have a shelf registration statement declared effective with respect to the resale of the Senior Notes.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached as Exhibit 4.3 to this Current Report on Form 8-K and incorporated herein by reference.

Intercreditor Agreement

On February 5, 2010, the Company entered into an Intercreditor Agreement among Cenveo Corporation, the grantors listed therein, Wells Fargo Bank, National Association, as second lien collateral agent, and Bank of America, N.A. as first lien agent and control agent (the “Intercreditor Agreement”). A copy of the Intercreditor Agreement is filed as Exhibit 4.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the caption “Indenture” in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

4.1	Indenture, dated as of February 5, 2010, by and among the Company, Cenveo Corporation, the other guarantors listed therein and Wells Fargo Bank, National Association, as Trustee.
4.2	Form of Guarantee issued by Cenveo, Inc. and the other guarantors listed therein (included in Exhibit 4.1).
4.3	Registration Rights Agreement, dated as of February 5, 2010, among the Company, Cenveo Corporation, the other guarantors listed therein and the initial purchasers listed therein.
4.4
Intercreditor Agreement, dated as of February 5, 2010, among Cenveo Corporation, the grantors listed therein, Wells Fargo Bank, National Association, as second lien collateral agent, Bank of America, N.A. as first lien agent and control agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 8, 2010

CENVEO, INC.

By:	/s/ Mark S. Hiltwein
Mark S. Hiltwein
Chief Financial Officer